Exhibit 99.1

Dividend Declaration

FOR IMMEDIATE RELEASE

From: R. David Beaver, III

           Uwharrie Capital Corp

           704-991-1266

Date:  November 12, 2019

Albemarle - Uwharrie Capital Corp, parent company of Uwharrie Bank, Board of Directors has declared a 2% stock dividend to be paid to common stock shareholders on December 9, 2019.

Shareholders of Uwharrie Capital Corp, as of the record date November 25, 2019, will receive the dividend, which will be paid electronically via book-entry. No stock certificates will be issued. Shareholders will receive a Direct Registration System (DRS) statement indicating the new shares gained.  If the stock is held in a brokerage account, shares will be electronically delivered directly to the appropriate account.  Only whole shares of stock will be issued.  If applicable, a check for payment of a fractional share may also be issued or deposited electronically.

Contact David Beaver, Chief Financial Officer at 704-991-1266 for further information.

About Uwharrie Capital Corp

Uwharrie Capital Corp offers a full range of financial solutions through Uwharrie Bank, Uwharrie Investment Advisors, and Uwharrie Bank Mortgage.  Additional information on Uwharrie Capital Corp may be found at www.UwharrieCapitalCorp.com or by calling 704-982-4415.

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